UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2009

ENERGY TRANSFER PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-11727	73-1493906
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3738 Oak Lawn Avenue Dallas, TX	75219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 981-0700

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information from Item 8.01 is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On January 27, 2009, Energy Transfer Partners, L.P. (“ETP”) issued a press release announcing entry into an agreement with a subsidiary of Chesapeake Energy Corporation pursuant to which ETP has agreed, subject to certain conditions, to construct a 178-mile 42” interstate natural gas through the Haynesville Shale play in northern Louisiana. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 8.01. Other Events.

On January 27, 2009, ETP announced it has entered into an agreement with Chesapeake Energy Marketing, Inc., a wholly-owned subsidiary of Chesapeake Energy Corporation (NYSE:CHK), to construct a 178-mile 42” interstate natural gas pipeline (“Tiger Pipeline”). The project will connect to ETP’s dual 42” pipeline system near Carthage, Texas, extend through the heart of the Haynesville Shale and end near Delhi, Louisiana, with interconnects to at least seven interstate pipelines at various points in Louisiana. The Tiger Pipeline is anticipated to have an initial throughput capacity of at least 1.25 Bcf per day, which capacity may be increased up to 2.0 Bcf per day based on the results of an open season. The agreement with Chesapeake provides for a 15-year commitment for firm transportation capacity of approximately 1.0 Bcf per day. The pipeline project is anticipated to cost between $1.0 billion and $1.2 billion to construct, depending upon the final throughput capacity design, with such costs to be incurred over a three-year period. Pending necessary regulatory approvals, Tiger Pipeline is expected to be in service by mid-2011.

The obligations of both parties under the agreement are subject to the satisfaction of various conditions, including regulatory approval.

This Current Report on Form 8-K may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. An extensive list of factors that can affect future results are discussed in ETP’s Annual Report on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. ETP undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

99.1	Energy Transfer Partners, L.P. Press Release, dated January 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Partners, L.P.

By: Energy Transfer Partners GP, L.P.,
its general partner

By: Energy Transfer Partners, L.L.C.,
its general partner

Date: January 27, 2009

/s/ Martin Salinas
Martin Salinas
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Energy Transfer Partners, L.P. Press Release, dated January 27, 2009.